EXHIBIT 10.10
ASTRONICS CORPORATION
First Amendment of the Astronics Corporation Supplemental Retirement Plan
FIRST AMENDMENT
of the
ASTRONICS CORPORATION SUPPLEMENTAL RETIREMENT PLAN
          Under the Astronics Corporation Supplemental Retirement Plan (the “Plan”), Astronics Corporation (the “Corporation”) reserved the right to amend the Plan. The Corporation wishes to amend the Plan to reflect certain changes to its terms, and to comply with the written plan requirements of the final regulations issued under Internal Revenue Code Section 409A.
          The Corporation hereby amends the Plan in the following respects:
1.	Article IV is amended by the addition of the following at the end thereof:
Notwithstanding any other provision in the Plan to the contrary, benefits will distributable upon a Participant’s separation from service with the Company on account of the death, retirement, or other termination of employment determined consistent with the provisions of Section 409A of the Code (a “Separation”) and will commence as soon as practicable on or after the later of the Separation or the date the Participant’s would attain age 60. If a benefit is payable solely because a Participant who is a “specified employee”, within the meaning of Section 409A of the Code, has “separated from service”, within the meaning of Section 409A of the Code, no benefits will be paid prior to the date that is six months after the date of separation from service (or, if earlier, the date of death of the Participant). Payments to which a Participant would otherwise be entitled during the first six months following the date of separation from service will be accumulated and paid on the day that is six months after the date of separation from service. For this purpose, a benefit payable will be paid as the amount calculated at the time of separation from service (without adjustment for delay in payment).
          Unless otherwise indicated, the effective date of this First Amendment is January 1, 2005. In all other respects, the Plan remains unchanged.

ASTRONICS CORPORATION

January 1, 2005	By:
Date		Kevin T. Keane,
Chairman of the Board